     As filed with the Securities and Exchange Commission on May 31, 2000
                                                    Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            VIROPHARMA INCORPORATED
            (Exact name of registrant as specified in its charter)
           Delaware                                       23-2789550
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                        Identification No.)

                            ViroPharma Incorporated
                            405 Eagleview Boulevard
                          Exton, Pennsylvania  19341
                   (Address of Principal Executive Offices)
           _______________________________

           ViroPharma Incorporated 2000 Employee Stock Purchase Plan
                           (Full title of the Plan)
                        _______________________________

                                CLAUDE H. NASH
                     President and Chief Executive Officer
                            ViroPharma Incorporated
                            405 Eagleview Boulevard
                          Exton, Pennsylvania  19341
                    (Name and Address of Agent for Service)

                                (610) 458-7300
         (Telephone number, including area code of agent for service)

                         Copies of Communications to:

      Jeffrey P. Libson, Esquire                    Thomas F. Doyle, Esquire
      Pepper Hamilton LLP                           ViroPharma Incorporated
      1235 Westlakes Drive, Suite 400               405 Eagleview Boulevard
      Berwyn, Pennsylvania 19312-2401               Exton, Pennsylvania 19341

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                          Proposed
Title of Securities                        Maximum          Proposed Maximum          Amount of
         to             Amount to Be     Offering Price    Aggregate Offering       Registration Fee
   Be Registered        Registered (1)    Per Share (2)        Price(2)                   (2)
============================================================================================================
 Common Stock, par
 value $0.002 per          300,000          $11.1875           $3,356,250                 $886
 share
============================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Registrant's Common Stock reported on the NASDAQ National Market on May 26, 2000.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The Securities and Exchange Commission allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us, our business and our finances.

     The documents that we are incorporating by reference are:

     1.   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2000;

     2.   Our Annual Report on Form 10-K for the year ended December 31, 1999;

     3. Our Current Reports on Form 8-K filed on February 16, 2000, February 25, 2000, April 11, 2000 and May 26, 2000;

     4. The description of our common stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 8, 1996; and

     5. The description of rights to purchase preferred shares contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 21, 1998.

     Any documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

Item 4.   Description of Securities.

          Not applicable

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("Section 145") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Certificate of Incorporation of ViroPharma limits the personal liability of directors to ViroPharma or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this limitation does not apply to any liability of a director (i) for any breach of the director's duty of loyalty to ViroPharma or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     We have entered into indemnification agreements with each of our directors and executive officers. In addition, section 6.4 of ViroPharma's By-laws provides for the indemnification, to the full extent authorized by law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his testator or intestate, is or was a director, officer or employee of ViroPharma or any predecessor of ViroPharma, or serves or served any other enterprise as a director, officer or employee at the request of ViroPharma or any predecessor of ViroPharma.

Item 7.   Exemption from Registration Claimed.

          Not applicable

Item 8.   Exhibits.

     The exhibit list is amended to read in its entirety as follows:


Exhibit Number   Description
--------------   -----------

5                Opinion of Pepper Hamilton LLP

23.1             Consent of KPMG LLP

23.2 Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24 Power of Attorney (included on the Signature Page of this Registration Statement)

99               ViroPharma Incorporated 2000 Employee Stock Purchase Plan (1)

______________________
(1) Filed as Annex C to the Registrant's proxy statement filed on April 13, 2000 (File No. 0-21699)

Item 9.   Undertakings

The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraph (1)(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania on May 31, 2000.


                              VIROPHARMA INCORPORATED


                              By:  /s/ Claude H. Nash
                                  -------------------
                                  Claude H. Nash, President and
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person in so signing also makes, constitutes and appoints Claude H. Nash and Vincent J. Milano, and each of them acting alone, his or her true and lawful attorney-in-fact and agent with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission, pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue hereof.


        Signature                                         Title                                         Date
-------------------------------          --------------------------------------------------        -----------------
/s/ Claude H. Nash                       President, Chief Executive Officer and Chairman           May 31, 2000
------------------                       of the Board of Directors (Principal Executive
Claude H. Nash, Ph.D.                    Officer)

/s/ Vincent J. Milano                    Vice President, Chief Financial Officer and               May 31, 2000
---------------------                    Treasurer (Principal Financial and Accounting
Vincent J. Milano                        Officer)

/s/ Frank Baldino                        Director                                                  May 31, 2000
-----------------
Frank Baldino, Jr., Ph.D.

/s/ Robert J. Glaser                     Director                                                  May 31, 2000
--------------------
Robert J. Glaser

/s/ Ann H. Lamont                        Director                                                  May 31, 2000
-----------------
Ann H. Lamont

/s/ Howard Pien                          Director                                                  May 31, 2000
---------------

Howard Pier

/s/ Michel de Rosen                      Director                                                  May 31, 2000
-------------------
Michel de Rosen

/s/ David J. Williams                    Director                                                  May 31, 2000
---------------------
David J. Williams

                                 EXHIBIT INDEX

Exhibit Numbers    Description
---------------    -----------

5                  Opinion of Pepper Hamilton LLP

23.1               Consent of KPMG LLP

23.2 Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5)

24 Power of Attorney (included on signature page of this Registration Statement)

99                 ViroPharma Incorporated 2000 Employee Stock Purchase Plan (1)

______________________
(1) Filed as Annex C to the Registrant's proxy statement filed on April 13, 2000 (File No. 0-21699)